EXHIBIT 10.15

Except from the Purchase and Sale Agreement dated January 29, 1990 by and between Atlantic Richfield Corporation and Stream Energy, Inc.

10.4  Indemnification
      ---------------

(a) To the fullest extent permitted by law, but no further, ARCO shall defend, indemnify and hold harmless Purchaser and its affiliates, as defined below, and their officers, directors, employees, attorneys and agents from any and all losses, liabilities, liens, encumbrances, damages, judgments, demands, suits, claims, assessments, charges, fines, penalties, or expenses (including but not limited to attorney fees, other costs of litigation, liability for environmental harm or damages to natural resources, and costs of complying with orders or directives of government entities and agencies) of any kind or character (hereinafter the "Claim") arising out of, in connection with, or resulting from its ownership of rights, interests and obligations in, under and related to the Assets and Interests which arise from events which occurred prior to the Closing Date and regardless of when the Claim is asserted. Such indemnification shall apply even though the Claim arises from or is caused by the concurrent and/or contributory negligence (whether active or passive of any kind or nature) or fault of Purchaser, but shall not apply if caused by the sole negligence of Purchaser.

(b) To the fullest extend permitted by law, but no further, Purchaser shall defend, indemnify and hold harmless ARCO and its affiliates, as defined below, and their officers, directors, employees, attorneys and agents from any and all losses, liabilities, liens, encumbrances, damages, judgments, demands, suits, claims, assessments, charges, fines, penalties, or expenses (including but not limited to attorney fees, other costs of litigation, liability for environmental harm or damages to natural resources, and costs of complying with orders or directives of government entities and agencies) of any kind or character (hereinafter the "Claim" arising out of, in connection with, or resulting from its ownership of rights, interests and obligations in, under and related to the Assets and Interests which arise from events which occur after the Closing Date and regardless of when the Claim is asserted. Such indemnification shall apply even though the Claim arises from or is caused by the concurrent and/or contributory negligence (whether active or passive or of any kind or nature) or fault of ARCO but shall not apply if caused by the sole negligence of ARCO.

(c) For the purposes of this Agreement and this Section, "Asserted" means that the claim is filed as a complaint in a court of competent jurisdiction.